Exhibit 99.1

Press Release Source: SmartMetric, Inc. On Wednesday December 8, 2010, 12:32 pm EST

BAY HARBOUR ISLAND, FL--(Marketwire - 12/08/10) - SmartMetric, Inc. (OTC.BB:SMME - News), the company's President and CEO, M.C. Hendrick, announced today that a patent Infringement Lawsuit has been filed against American Express Company in the United States District Court, Central District of California (the Court).

SmartMetric, Inc. is claiming Patent Infringement of the Company's United States issued Patent No. 6,792,464 (the " '464 patent"), "by selling, offering to sell and using contactless, contact and RFID card systems, that use data cards that, when inserted into proximity to a reader, or into a reader establishes an automatic connection to a network (the "Systems"), that infringe, at minimum, claims 1 and 14 of the '464 patent." The Company alleges that American Express Company's actions constitute infringement of the 464 patent and as such will seek full and comprehensive compensation for the monetary loss caused to the Company SmartMetric, Inc.

Contact:

Contact:

President and CEO
M.C. Hendrick
305-607-3910